Exhibit 10.27(ii)

ANACOR PHARMACEUTICALS, INC.

AMENDMENT NO. 1 TO

EQUITY DISTRIBUTION AGREEMENT

This Amendment No. 1 (the “Amendment”) to Equity Distribution Agreement (the “Agreement”) dated as of January 18, 2013 by and between Anacor Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Wedbush Securities Inc.,  (“Wedbush”), is made as of March 4, 2013, by and between the Company and Wedbush.

RECITALS

A.                                    In connection with a proposed public offering, the Company submitted a Notice: Listing of Additional Shares to NASDAQ LLC (the “Exchange”) as required by the Exchange.

B.                                    The Exchange objected to the absence of the term “at-the-market” in either the Agreement or in the related prospectus supplement filed with the Securities and Exchange Commission on January 18, 2013.

C.                                    In response to the objection from the Exchange, the parties hereto desire to enter into this Amendment as of the date hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and Wedbush hereby agree that the Agreement shall be amended and further agree as follows:

1.                                      Sale of Shares.

a.              Section 3(b) is hereby amended and restated in its entirety as follows:

“Subject to the terms and conditions hereof, Wedbush shall use its commercially reasonable efforts to execute any Company order submitted to it hereunder to sell Shares and with respect to which Wedbush has agreed to act as sales agent. Wedbush may sell shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Stock, or to or through a market maker. The Company acknowledges and agrees that (i) there can be no assurance that Wedbush will be successful in selling the Shares, (ii) Wedbush will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason and (iii) Wedbush shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by Wedbush and in each such instance approved in writing by the Company.”

2.                                      Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.  The Company hereby submits to the non-exclusive jurisdiction of any court of the State of New York located in New York County or the United States District Court for the Southern District of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby in any court of the State of New York located in New York County or the United States District Court for the Southern District of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

3.                                      Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

4.                                      Titles and Subtitles.  The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

5.                                      Entire Agreement.  The Agreement and this Amendment constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  Except as specifically provided in this Amendment, the Agreement shall remain in full force and effect.

6.                                      Definitions.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

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The parties hereto have executed this Amendment No. 1 to Equity Distribution Agreement as of the date first written above.

ANACOR PHARMACEUTICALS, INC.

By:	/s/ Geoffrey M. Parker
Name: Geoffrey M. Parker
Title: Senior Vice President, Chief Financial Officer

WEDBUSH SECURITIES INC.

By:	/s/ Benjamin J. Davey
Name: Benjamin J. Davey
Title: Managing Director, Head of ECM

Signature Page to Amendment No. 1 to Equity Distribution Agreement